EXHIBIT 21
                             DENBURY RESOURCES INC.
                              LIST OF SUBSIDIARIES


                             JURISDICTION OF
NAME OF SUBSIDIARY            INCORPORATION                    STATUS
-----------------------    -------------------     -----------------------------

Denbury Management, Inc.   State of Texas          Wholly owned subsidiary of
                                                   Denbury Resources Inc. -
                                                   operating company
Denbury Marine, L.L.C.     State of Louisiana      Wholly owned subsidiary of
                                                   Denbury Management, Inc. -
                                                   marine company
Denbury Energy             State of Texas          Wholly owned subsidiary of
  Services, Inc.                                   Denbury Management, Inc. -
                                                   marketing company
Tallahatchie               State of Texas          Wholly owned subsidiary of
  Resources, Inc.                                  Denbury Management, Inc. -
                                                   dormant



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